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FOUNDED 1866

June 26, 2013

Royce Value Trust, Inc.
745 Fifth Avenue
New York, NY 10151

Royce Global Value Trust, Inc.
745 Fifth Avenue
New York, NY 10151

Royce & Associates, LLC
745 Fifth Avenue
New York, NY 10151

Re:     Royce Value Trust, Inc. Spinoff of Royce Global Value Trust, Inc.

Ladies and Gentlemen:

We have acted as special tax counsel to Royce Value Trust, Inc. (“Value Trust”), a Maryland corporation, and Royce Global Value Trust, Inc. (“Global Trust”), a Maryland corporation, in connection with a transaction in which (1) a portion of Value Trust’s assets will be contributed to the newly formed Global Trust in exchange for the common stock of Global Trust, and (2) Value Trust will distribute the common stock received from Global Trust to the stockholders of Value Trust (such transaction in its entirety, the “Transaction”). The Transaction is described in a Combined Prospectus/Proxy Statement included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 (the “Registration Statement”) of Global Trust. As special tax counsel, we have been asked to opine on whether the tax discussions of the Transaction in the Registration Statement accurately summarize the material federal income tax consequences of the Transaction.

We have reviewed the Registration Statement and such other documents and materials as we have considered necessary for the purpose of rendering this opinion. In connection with our opinion we have assumed the accuracy and completeness of the statements and descriptions of the Transaction and the intended activities of Value Trust and Global Trust in the Registration Statement. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants upon which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter. Any material change or inaccuracy in the facts

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Royce Value Trust Inc.
Royce Global Value Trust, Inc.
June 26, 2013

referred to, set forth or assumed herein, or in the Registration Statement may affect the conclusions stated herein.

The conclusions expressed herein are based on the Internal Revenue Code of 1986, as amended, Treasury regulations issued thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter. These authorities are subject to change, and any change can apply retroactively. In delivering this opinion, we do not assume an obligation to update the opinion or to inform you of any changes in the authorities on which our conclusions are based.

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To comply with certain Treasury regulations, we state that (i) this opinion letter is written to support the promotion and marketing by others of the transactions or matters addressed herein, (ii) this opinion letter is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person, and (iii) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

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Based upon the foregoing, and subject to the qualifications, exceptions, assumptions and limitations expressed herein, we are of the opinion that the discussion in the Combined Prospectus/Proxy Statement that forms part of the Registration Statement under the captions “Summary -- Federal Income Tax Consequences of the Transaction,” “Summary -- Taxable Distribution,” “The Transaction -- Federal Income Tax Consequences of the Transaction” and “Taxation,” insofar as such discussion summarizes the material United States federal income tax consequences of the Transaction, accurately summarizes the material federal income tax consequences of the Transaction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the combined prospectus/proxy statement and statement of additional information constituting parts thereof.

Very truly yours,

/s/ Sidley Austin LLP